UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only
         (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                             OSK CAPITAL III CORP.
              ------------------------------------------------
              (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

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                            OSK CAPITAL III CORP.
                              P.O. Box 461029
                            Glendale, CO  80246

                          INFORMATION STATEMENT NOTICE

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY

Dear Stockholders:

         Notice is hereby given that on July 29, 2004, we received the written consent, in lieu of a meeting of stockholders, from the holders of a majority of our outstanding voting stock, approving an amendment to our Certificate of Incorporation that will increase the number of authorized shares of common stock from 25,000,000 to 125,000,000.

         You are encouraged to read the attached Information Statement for further information regarding this action.

         This is not a notice of a meeting of stockholders and no stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, and NRS 78.385 and 78.390 of the Nevada Corporations Code.

                                          By Order of the Board of Directors

                                           /s/ Deborah Salerno
                                          -----------------------------------
                                             Deborah Salerno
                                             President, Director


Glendale, CO
August 23, 2004

                             OSK CAPITAL III CORP.
                              P.O. Box 461029
                            Glendale, CO  80246


                              INFORMATION STATEMENT

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                               NOT TO SEND A PROXY

                                  INTRODUCTION

         This Information Statement is furnished to holders of shares of common stock, $0.001 par value (the "Common Stock") of OSK Capital III Corp. (the "Company") to notify such stockholders that on or about July 29, 2004 the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Voting Securities representing in excess of 94% of the total issued and outstanding shares of voting stock of the Company approving the Certificate of Amendment to the Certificate of Incorporation of the Company, pursuant to which the number of shares of Common Stock that the Company is authorized to issue will be increased from 25,000,000 shares to 125,000,000 shares.

         This amendment was adopted by our Board of Directors and the majority stockholders (the "Majority Stockholders") of our Company in accordance with the Corporation Law of the State of Nevada. The Majority Stockholders own 3,150,000 shares of Common Stock or approximately 94.99% of our outstanding Voting Securities. No other votes were required or necessary to adopt this amendment, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendment to the Certificate of Incorporation and Vote Required for Approval," herein.

PURPOSE OF INCREASING NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         The Company's Board of Directors believes that it is desirable to have additional authorized shares of Common Stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. The Company's Board of Directors believes that having such additional authorized shares of Common Stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders. The increase in authorized common stock will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by the Articles of Incorporation or applicable law.

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         The proposed increase in the authorized number of shares of Common
Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. Similarly,the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this action is not being undertaken with the intent that it be utilized as a type of anti-takeover device.

         There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock.

         The amendment to the Company's Articles of Incorporation shall be filed with the Nevada Secretary of State so that Article 4 of the Certificate of Incorporation shall be as follows:

                                 ARTICLE FOURTH.

         This corporation shall be authorized to issue the capital stock of the Company, to be designated as Common Stock ("Common Stock"). The total number of shares of Common Stock that the corporation shall have authority to issue is 125,000,000, $0.001 par value per share.

         This amendment will become effective on the later of the opening of business on [date], or a date that is at least 21 days from the mailing of this Information Statement to our stockholders.

         This amendment is the only matter covered by this Information
Statement.

Vote Required

         Pursuant to NRS 78.385 and NRS 78.390, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to amend our Articles of Incorporation to increase the number of authorized shares of our common stock to 125,000,000 shares, which vote was obtained by majority written consent. As a result, the Share Increase Amendment was approved and no further votes will be needed.

Effective Date

         Under applicable federal securities laws, the Authorized Share Increase Amendment cannot be effective until at least 20 calendar days after this Information Statement is sent or given to our stockholders. The Authorized Share Increase Amendment will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place as soon as practicable, but in no event sooner than 20 calendar days after this Information Statement is mailed to our stockholders.


                               DISSENTERS' RIGHTS

     Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.


             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee for election as a director, or any other person has any substantial interest, direct or indirect, by security holdings orotherwise, in the proposed amendment to our Certificate of Incorporation which is not shared by all other stockholders.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.

         The securities that would have been entitled to vote if a meeting was required to have been held regarding this amendment to our Certificate of Incorporation consist of shares of our Common Stock. Each share of our Common Stock is entitled to one vote. The record date for determining our stockholders who would have been entitled to notice of and to vote on the amendments to our Certificate of Incorporation, was July 1, 2004. The number of outstanding shares of our Common Stock at the close of business on July 1, 2004 was 3,316,000.

Security Ownership of Principal Holders and Management.

         The following table sets forth certain information as of July 1, 2004, regarding current beneficial ownership of the shares of any class of our Voting Securities by (i) each person known by us to own more than 5% of the outstanding shares of our Voting Securities, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based on 3,316,000 outstanding shares of Common Stock.


TITLE OF    NAME OF BENEFICIAL               SHARES OF          PERCENT OF
CLASS       OWNER AND POSITION               COMMON STOCK       CLASS
- ---------------------------------------------------------------------------
Common      Frank L. Kramer (1)    	      1,150,000 (2)     34.68%
            7676 E. Arizona Drive
	    Denver, CO  80231

Common      Deborah A. Salerno (1)            1,000,000         30.15%
            355 South End Ave, 22-B
            New York, NY  10280

Common      John P. O'Shea		      1,000,000         30.15%
	    355 South End Ave, 22-B
	    New York, NY  10280
                                         -----------------------------
DIRECTORS AND OFFICERS
AS A GROUP (2 persons)                        2,150,000         64.83%


(1)  The person listed is an officer and a director of the Company.

(2) Includes 150,000 shares owned by Mr. Kramer's spouse, of which Mr. Kramer may be deemed to be the beneficial owner.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                         AND VOTE REQUIRED FOR APPROVAL

Nevada Law.

Nevada Revised Statutes ("NRS") 78.390 provides that every amendment to our Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment. Under NRS 78.390 and the Company's bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient amend the Articles of Incorporation. NRS 78.320 provides that, unless otherwise provided in the Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting, the Company's Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the outstanding common stock. The Majority Stockholders own 3,150,000 shares of Common Stock or approximately 94.99% of our outstanding voting securities. No other votes are required or necessary to adopt these amendments, and none are being solicited hereunder.

         The directors, executive officers who represent the Majority Stockholders have voted, in writing, to approve the resolutions to amend our Certificate of Incorporation to effect the various amendments outlined above collectively own approximately 94.99% of our outstanding voting securities; accordingly, this percentage being a majority, no additional votes are required or necessary to adopt these amendments to our Certificate of Incorporation, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendment to the Certificate of Incorporation and Vote Required for Approval," herein.

                          ADDITIONAL INFORMATION

This Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information including annual and quarterly reports on Form 10-KSB and Form 10-QSB with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

                                     NOTICE

THE MAJORITY STOCKHOLDERS OF OUR COMPANY THAT HAVE CONSENTED TO THE ADOPTION OF THESE AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THIS AMENDMENT UNDER NEVADA LAW, AND HAS DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS



August 23, 2004           /s/ Deborah Salerno
                          -----------------------
                          Deborah Salerno
                          President, Director

APPENDIX A

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)


A.    Name of corporation:  OSK Capital III Corp.

B. Amendment: The articles have been amended as follows (provide article numbers, if available):


      4. Authorized Shares: The aggregate number of shares which the corporation shall have authority to issue shall consist of 125,000,000 shares of common stock having a $0.001 par value per share. The common stock may be issued from time to time without prior approval by the stockholders. The common stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

C. Vote Required: The articles of incorporation of the corporation require the approval of the foregoing amendment by stockholders holding at least a majority of the voting power of the corporation. The amendment was approved by stockholders holding 3,150,000 of 3,316,000 shares of common stock outstanding, or approximately 94.99%.

      2.    Officer Signature:



            ________________________
            Deborah Salerno
            President, Director


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